Exhibit 3.1

PALMETTO REAL ESTATE TRUST

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ARTICLE 11 – Miscellaneous	33

Section 11.1.	Governing Law; Filing	33
Section 11.2.	Counterparts	33
Section 11.3.	Conclusive Evidence	33
Section 11.4.	Construction of Terms Used	33

Article 12 – Duration Of Trust	34

INDEX TO DEFINITIONS

Section
“Adviser”	8.1
“Annual Meeting”	7.3
“Annual Report”	2.13
“Appraisal”	4.1
“Board of Consultants”	2.14
“Chairman”	2.5
“Construction Loans”	4.1
“Declaration of Trust”	Preamble
“Development Loans”	4.1
“FHA”	4.1
“FHA Loans”	4.1
“First Mortgage”	4.1
“First Mortgage Loans”	4.1
“Gap Commitments”	4.1
“Independent Contractor”	3.23
“Individual”	6.17
“Junior Mortgages”	4.1
“Junior Mortgage Loans”	4.1
“Majority of Trustees”	2.1
“Mortgage Loans”	4.1
“Mortgages”	4.1
“Ownership”	6.17
“Person”	3.1
“Real Estate”	4.1
“Real Estate Investment Trust”	Preamble
“Real Property”	4.1
REIT Provisions of the Internal Revenue Code”	Preamble
“Secretary”	2.5
“Securities”	4.1
“Securities of the Trust”	4.1
“Shareholders”	6.1
“Shares”	6.1
“Special Meeting”	7.3
“Standby Loan Commitments”	4.1
“Total Assets of the Trust Estate”	4.1
“Treasurer”	2.5
“Trust”	1.1
“Trustee”	2.1
“Trust Estate”	4.1
“Trust Property”	4.1
“Two-thirds of Trustees”	2.1
“Units”	6.19

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Section
“VA”	4.1
“VA Loans”	4.1
“Palmetto Real Estate Trust”	1.1
“Warehousing Loans”	4.1
“Warrants”	6.18
“Wrap-Around Loans”	4.1

DECLARATION OF TRUST

PALMETTO REAL ESTATE TRUST

This Declaration of Trust is made the 4th day of January, 1971, by John E. Harter, David H. Garrett, Melvin K. Younts, A. L. Smith, Jr., James A. Boling, Walter W. Goldsmith, W. V. Mixon, T. F. Finklea, Frank Munn and Woodrow H. Taylor, as Trustees.

The Trustees desire to form a trust for the primary purpose of investing in Real Property and interests in Real Property, including obligations secured by mortgages on Real Property, and declare that $1,000 in cash has been received by the Trustees to activate the trust, for which appropriate certificates of beneficial interest have been or will be issued.

The Trustees desire that such Trust qualify as a “real estate investment trust” under the provisions of Section 856, 857 and 858 of the Internal Revenue Code of 1954, as from time to time amended, and any successor Sections thereto, and the Regulations issued thereunder (hereinafter in this Declaration of Trust a real estate investment trust as so qualified is referred to as a “Real Estate Investment Trust” and said Code and Regulations and said Sections and Regulations issued thereunder as amended to the time in question and any successor Sections thereto, are referred to as the “Internal Revenue Code” and the “REIT Provisions of the Internal Revenue Code,” respectively).

The Trustees as trustees may hereafter acquire, hold, manage, and dispose of certain assets and divide the gains therefrom, in the manner hereinafter stated.

It is proposed that the beneficial interest in the Trust shall be divided into transferable shares, evidenced by certificates therefor, as hereinafter provided.

THEREFORE, the Trustees hereby declare that they will hold all property of every type and description which they are acquiring or may hereafter acquire as such Trustees, together with the proceeds thereof, in trust, to manage and dispose of the same for the benefit of the holders from time to time of the Shares being issued, and to be issued hereunder, and in the manner and subject to the stipulations contained herein, which are:

ARTICLE 1.

NAME; ETC.

SECTION 1.1.      Name. The trust created by this Declaration of Trust is herein referred to a the “Trust” and shall be known by the name “Palmetto Real Estate Trust”; so far as may be practicable, legal and convenient, the affairs of the Trust shall be conducted and transacted under such name, which name (and the word “Trust” whenever used in this Declaration of Trust, except when the context otherwise requires) shall refer to the Trustees as trustees and not individually or personally and shall not refer to the beneficiaries or Shareholders of the Trust, or to any officers, employees, or agents of the Trust or of such Trustees. Under circumstances in which the Trustees determine that the use of the name “Palmetto Real Estate Trust” is not practicable, legal or convenient, they may, as appropriate, use their names with suitable reference to their trustee status, or some other suitable designation, or they may adopt another name under which the Trust may hold property or operate in any state, which name shall not refer to the beneficiaries or Shareholders of the Trust, or any officers, employees, or agents of the Trust or of such Trustees.

SECTION 1.2.      Title to Property. Legal title to all of the Trust Property shall be transferred to, vested in, and held by the Trustees, as joint tenants with right of survivorship as Trustees of this Trust, except as provided in Section 3.5. Where legal title is transferred (whether to or by the Trust) in the name Palmetto Real Estate Trust, such name shall be deemed to refer to the Trustees as aforesaid.

SECTION 1.3.      Trust Only. The Trust shall be of the type termed a business trust, organized under the laws of the State of South Carolina, and shall not be a general partnership, limited partnership, joint stock association, or corporation. The Shareholders shall be beneficiaries and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder. Neither the Trustees nor the Shareholders, nor any of them, shall for any purpose be, or be deemed to be, partners or members of a joint stock association.

SECTION 1.4.      Location of Offices. The principal office of the Trust shall be in the Town of Fountain Inn, Greenville County, South Carolina, unless changed by the Trustees to another location in South Carolina. The Trust shall have such other offices or places of business within or without the State of South Carolina as the Trustees may from time to time determine.

ARTICLE 2.

TRUSTEES AND OFFICERS

SECTION 2.1.      Number of Trustees. The signatories to this Declaration of Trust, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office, are herein referred to as the “Trustees,” and reference in this Declaration of Trust to a Trustee or Trustees shall refer to such person or persons in their capacity as Trustees hereunder. There shall be no less than three (3) nor more than fifteen (15) Trustees. Within the foregoing limitations, the number of Trustees may be altered from time to time by vote of a Majority of the Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.4, the Trustee or Trustees continuing in office regardless of their number shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. The terms “Two-thirds of the Trustees” and “Majority of the Trustees” whenever used herein shall mean not less than two-thirds and more than one-half, respectively, of the total number of Trustees, then in office.

SECTION 2.2.      Term of Office; Election and Qualification. Subject to the provisions of Sections 2.3 and 2.4, each Trustee shall hold office until the expiration of his term and until the election and qualification of his successor. The persons who have executed the original Declaration of Trust are the original Trustees and the term of each of them and of each Trustee appointed prior to the first Annual Meeting of Shareholders shall expire at such Annual Meeting of Shareholders and upon the election and qualification of his successor. Thereafter, the term of each Trustee shall expire at the Annual Meeting of Shareholders held in the year following the election or appointment of such Trustee and upon the election and qualification of his successor. Trustees may succeed themselves in office.

Each Shareholder entitled to vote at an Annual Meeting of Shareholders for the election of Trustees shall have the right to cumulate his votes either (1) by giving to one candidate as many votes as shall equal the number of Trustees who are to be elected multiplied by the number of Shares owned by such Shareholder, or (2) by distributing his votes on the same principle among any number of candidates. The candidates receiving the highest number of votes up to the number of Trustees to be elected shall be elected. A Shareholder who intends to vote his Shares cumulatively for Trustees as provided above shall either (1) give written notice of such intention to the Chairman or Secretary of the Trust not less than 48 hours before the time fixed for the meeting, or (2) announce his intention at such meeting before the voting for Trustees shall commence; upon notice, given either way, all Shareholders entitled to vote at such meeting shall without further notice be entitled to cumulate their votes. If a Shareholder intending to cumulate his votes gives notice at the meeting, the person presiding may, or if requested by any shareholder shall, recess the meeting for a period not to exceed two hours.

A Trustee shall be an individual at least twenty-one (21) years of age who is not a legal disability. Such individual shall qualify as a Trustee by signing this Declaration of Trust, as amended to the time in question, or by agreeing in writing to be bound by the terms of this Declaration of Trust, as so amended. Trustees continuing in office by re-election or re-appointment need not re-qualify as Trustees. Trustees may, but need not, own Shares.

SECTION 2.3.      Resignation and Removal. Any Trustee may resign his trusteeship by instrument in writing signed by him and delivered or mailed to the Chairman or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman or Secretary or at a later date according to the terms of the instrument. The Shareholders, by action of the holders of a majority of the Shares then outstanding and entitled to vote (which action shall be taken only by vote at a meeting called for the purpose in accordance with Section 7.3), may remove any Trustee with or without cause. No Trustee who has been elected by cumulative voting may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at any election of the entire Board of Trustees.

SECTION 2.4.      Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the bankruptcy, adjudicated incompetence, death, resignation or removal (pursuant to Section 2.3) of a Trustee. No such vacancy shall operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Vacancies in the office of Trustee, including a vacancy resulting from an increase in the number of Trustees, may be filled by a written appointment signed y a majority of the Trustees. Upon such appointment and the qualification of such Trustee, the Trust Property shall vest in the new Trustee jointly with the continuing or surviving Trustees without the necessity of any further act or conveyance.

SECTION 2.5.      Officers and Agents. The Trustees shall annually elect a Chairman, who shall be the principal executive officer of the Trust, and a Treasurer and a Secretary. The Chairman, Treasurer and Secretary shall serve until the first meeting of Trustees after the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their sooner resignation or removal, with or without cause, by the affirmative vote of a Majority of Trustees. The Chairman shall be and the Treasurer and Secretary may, but need not be, a Trustee. The Trustees may annually elect a President who shall be a Trustee. The Trustees may elect or appoint, from among their number or otherwise, such other officers or agents, who shall have such powers, duties and responsibilities, as to the Trustees may seem advisable, and who shall hold office for such periods as may be determined by the Trustees or by the by-laws. The Trustees shall fix the compensation of all the officers, may receive reasonable compensation fixed by the Trustees in good faith for their general services as Trustees and officers hereunder, and may pay themselves or any one or more of themselves such compensation for special services, legal or otherwise, as they in good faith may deem reasonable.

Any person may hold two or more offices.

SECTION 2.6.      By-Laws. A Majority of the Trustees may adopt and from time to time and or repeal by-laws for the conduct of the business of the Trust, and in such by-laws may define the duties of their officers, employees, agents and representatives.

SECTION 2.7.      Meetings of Trustees; Action by Trustees. Meetings of the Trustees may be held from time to time upon call by the Chairman, the President (if any), the Secretary or any two Trustees. Meetings of the Trustees shall be held within or without the State of South Carolina at such place as may be specified in or determined in accordance with the by-laws and the notice of a meeting shall state the place, as well as the time thereof.

Unless otherwise restricted by the by-laws, all or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of conference, telephone, or similar communications equipment, by means of which all persons participating in the meeting can hear each other and participate in a meeting pursuant to such communications shall constitute presence in person at such meeting.

SECTION 2.8.      Notice of Meeting; Waiver of Notice. Notice of a meeting shall be given by mail or by telegram or delivered personally. If notice is given by mail, it shall be mailed not later than the third business day preceding the meeting (excluding from such computation the day of the meeting itself) and if given by telegram or personal delivery such telegram shall be sent or delivery made not later than the business day preceding the meeting.

Notice of a meeting of Trustees may be waived before or after such meeting by signed written waivers. No notice need be given of action taken by unanimous written consent. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

SECTION 2.9.      Quorum; Action by Trustees at Meetings. A Majority of the Trustees shall constitute a quorum for the transaction of business at any meeting of the Trustees but if less than such Majority is present at a meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice. The act of the majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Trustees and shall have the same effect as if consented to by all except that any action which by the terms of any provision of this Declaration of Trust (other than this Section 2.9) is required to be taken by a Majority of the Trustees or by Two-thirds of the Trustees shall require the affirmative vote of such Majority or Two-thirds, as the case may be, and thereupon shall constitute the act of the Trustees and shall have the same effect as if assented to by all.

SECTION 2.10.    Action by Unanimous Written Consent. Except as otherwise authorized by this Declaration of Trust, any action which could be taken by the Trustees only at a meeting may be taken without a meeting only if all the Trustees consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consents shall be deemed for all purposes to be action taken at a meeting.

SECTION 2.11.    Delegation of Powers to One or More Trustees; Execution of Instruments. Subject to their ultimate responsibilities as set forth in Section 8.1, the Trustees may delegate from time to time to such one or more of their number, or to such one or more officers or agents, the doing of such things and the execution of such deeds or other instruments either in the names of the Trustees or as their attorney or attorneys or otherwise as the Trustees may from time to time deem expedient.

Any deed, mortgage, evidence of indebtedness or other instrument or agreement executed by one or more of the Trustees, officers or agents of the Trust, shall be valid and binding upon the Trustees and the Trust when authorized or ratified (pursuant to specific or general authorization or ratification) at a meeting or by written authorization or ratification without a meeting in accordance with the provisions of Section 2.9 and Section 2.10.

SECTION 2.12.    Committees. The Trustees, by vote of a Majority of Trustees, may appoint from among their own number committees, including any Executive Committee of two or more persons to whom the Trustees may delegate such of the powers herein given to the Trustees as they may deem expedient, except that powers requiring the vote of a Majority or Two-Thirds of the Trustees may not be so delegated.

SECTION 2.13.    Reports. With respect to fiscal years commencing with the first full fiscal year of the Trust, the Trustees shall cause to be prepared and mailed to each Shareholder, within 120 days after the end of every fiscal year, an annual report of the affairs of the Trust, including a statement of the income and expenses of the Trust based on the books of account of the Trust. If, in the opinion of the Trustees, such statement fails to meet the requirements of any governmental authority or agency having jurisdiction over the Trust, or of any securities exchange on which the Shares are listed or to be listed, the Trustees shall in addition include in such annual report a statement of income and expenses which will, in their sole discretion, meet such requirements. Such annual report shall also contain a balance sheet and statement of surplus, both as of the end of the fiscal year consistent with either of such statements of income and expenses, as determined by the Trustees. Such annual report shall also include an opinion on the financial statements of an independent certified accountant or independent public accountant based on an examination of the books and records of the Trust not materially limited in scope made in accordance with generally accepted auditing standards and procedures. In addition, commencing after the close of the first full quarter of the first full fiscal year of the Trust, the Trustees shall mail to the Shareholders within 60 days after the close of that quarter and of each quarter thereafter (or as soon thereafter as may be practicable), other than the end of the fiscal year, an interim report containing a summary statement of income and expenses of the Trust for such fiscal quarter, which may be unaudited, and such other pertinent information regarding the Trust and its activities in the quarter covered by the report as the Trustees may deem appropriate.

SECTION 2.14.    Board of Consultants. The Trustees may appoint a Board of Consultants to provide the Trustees with such advice as they may request in the performance of their duties as Trustees. Members of such Board of Consultants shall be appointed in any number and shall be removed by the vote of a Majority of the Trustees, and shall meet at such time and place as may be determined from time to time by the Trustees or the by-laws. The Board of Consultants shall have no power or authority over the Trust. Members of the Board of Consultants may be reasonably compensated for their services by the Trustees.

SECTION 2.15.    Ownership by Trustees, etc. of Securities of the Trust. Any Trustee, officer or agent may on his personal account acquire, hold and sell Securities of the Trust either in his individual name, or in a fiduciary capacity or jointly with other persons, or as a member of a firm or association or otherwise, without being thereby disqualified as a Trustee, officer or agent, and while so holding any such Securities of the Trust on his personal account shall be entitled to the same rights and privileges as other holders thereof. Without limiting the foregoing, but subject to any applicable requirements of Section 3.23, any Person, including any Person specified in Section 3.23, may purchase as underwriter Securities of the Trust.

ARTICLE 3.

POWERS OF THE TRUSTEES

SECTION 3.1.      Absolute and Exclusive Power. The Trustees, subject only to the specific limitations expressly stated in this Declaration of Trust, shall have, without other or further authorization, continuing full, absolute and exclusive powers, control and authority over and management of the Trust Property and of the affairs of the Trust, to the same extent as if the Trustees were the sole owners of such property and the sole persons interested in such Trust in their own right. Such powers of the Trustees may be exercised only on behalf of or for the advantage of the Trust; and all payments or reimbursements made by the Trustees shall be made only from Trust Property. Such powers of the Trustees may be exercised without the necessity of applying to any court or to the Shareholders for leave to do so. No person (the word “Person” whenever used in this Declaration of Trust, except where the context otherwise requires, being deemed to mean any individual, individuals, association, trust, partnership, corporation, or other entity) shall in any event be bound to see to the application of any money or property paid to or delivered to the Trustees or their authorized representatives. In the exercise of the powers given by this Article 3, the Trustees shall not be limited to obligations maturing before the possible termination of the Trust. The Trustee shall not be bound or limited by any law now or hereafter in force limiting the investments of trustees or other fiduciaries, but they shall have full authority and power to make any and all investments within the limitations of this Article 3 and Article 4 that they, in their absolute discretion, shall deem proper in order to accomplish the purposes of this Trust, all to such extent as to them shall seem proper, even though such investments shall be of a character or in an amount not customarily considered proper for the investment of trust funds or which do not or may not produce income. The Trustees shall have power to enter into commitments to make any investment, purchase or acquisition authorized by this Article 3. Without restricting or limiting the generality of the foregoing, such powers of the Trustees shall include among others the powers enumerated in the ensuing Sections of this Article 3.

The exercise of the powers of the Trustees in this Article 3 shall be subject at all times to the investment policy set forth in Article 4 hereof.

SECTION 3.2.      Investments, etc.  The Trustees shall have power, for such consideration as they may deem proper, to invest in, purchase or otherwise acquire, for or other property or through the issuance of Securities of the Trust or for other consideration, and hold for investment, the entire or any participating interest in real, personal or mixed, tangible or intangible, property (including stocks, bonds, debentures, notes, certificates of indebtedness and securities of every nature), and obligations secured thereby and interests therein and rights thereto, including, without limiting the generality of the foregoing, the entire or any participating interest in notes, bonds or other obligations secured by Mortgages or other interests in Real Property. In connection with any such investment, purchase or acquisition, the Trustees shall have the power to acquire a share of rents, lease payments, or other income from, or a share of this profits from, or a share in the equity or ownership of, Real Property. The Trustees shall also have power to invest in loans secured by the pledge or transfer of mortgage obligations.

SECTION 3.3.      Powers With Respect to Real Property. Without limiting the powers expressed in Section 3.2, the Trustees shall have the power to

(a)           acquire, construct, hold, own, manage, subdivide, improve, develop, alter, tear down, lease from or to others (including building leases, part of the consideration for which is the building on or adding to the premises by the lessee) for terms which may extend beyond the possible termination of the Trust, or otherwise deal in Real Property of any type and description, including any type of interest therein or right pertaining thereto, wherever situated in the United States or any territory or possession thereof or in Canada; and

(b)           to sell, exchange, or otherwise dispose of, or grant participations in, any Real Property or interest therein at any time held or acquired hereunder, free and clear from any and all trusts, at public or private sale, for cash or on terms, without advertisement, and subject to such restrictions, stipulations, agreements and reservations as they shall deem proper, including the power to take back mortgages to secure the whole or any part of the pure base price of any of the Trust Property sold or transferred by them, and to execute and deliver any deed, or other instrument in connection with the foregoing; and

(c)           To grand easements, give consents, and make contracts relating to Real Property or its use; and

(d)           to release or dedicate any interest in Real Property.

SECTION 3.4.      Powers With Respect to Other Property. Without limiting the powers expressed in Section 3.2, the Trustees shall have with respect to all types of property, real, personal or mixed, tangible or intangible or any interest therein, the powers set forth in Section 3.3 with respect to Real Property.

SECTION 3.5.      Title to Trust Property. The Trustees shall have the power to cause legal title to any Trust Property to be held in the name of one or more of the Trustees, or any other person as nominee, on such terms, in such manner, and with such powers as the Trustees may determine, provided that the interest of the Trust is appropriately protected. The Trustees shall have the power to hold securities in bearer form. In furtherance of the foregoing provisions of this Section, the Trustees may form for the purpose of furthering the interests of the Trust, a corporation, partnership, trust or other business association, owned by the Trustees or by their nominees, for the purpose of holding title to the property of the Trust or managing the property of the Trust.

SECTION 3.6.      Borrowings. The Trustees shall have power to borrow or in any other manner raise such sum or sums of money or other property as they shall deem advisable in any manner and on any terms, and to evidence the same by notes, debentures, bonds or other evidences of indebtedness of the Trust, subordinated or otherwise, which may mature at any time or times even beyond the possible termination of the Trust, to reacquire such evidence of indebtedness, to enter into other contracts on behalf of the Trust, and to execute and deliver any heritage, pledge or other instrument to secure any such indebtedness or other obligations or contracts, and further, any such notes, debentures, bonds, instruments or other evidences of indebtedness of the Trust may, at the discretion of the Trustees, without vote of the Shareholders, be convertible into Shares at such time and on such terms as the Trustees may prescribe.

SECTION 3.7.      Issuance of Securities of the Trust. The Trustees shall have power to issue any type of Securities of the Trust, without vote of or other action by the Shareholders, to such Persons (except to the extent provided in Section 6.20) for such cash, property or other consideration (including Securities issued or created by, or interests in, any Person) at such time or times and on such terms as the Trustees may deem advisable; provided, however, that the purchase price for Shares purchased through exercise of Warrants, rights or options shall be not less than the fair market value of such Shares (determined in the manner provided in Section 6.17) on the date of, or prior to, the issuance of such Warrants, rights or options fixed by the Trustees for such determination. The Trustees shall have the power to list any of the foregoing Securities of the Trust on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any such Securities of the Trust. The Trustees may authorize the use of facsimile signatures and/or a facsimile seal of the Trust on Securities of the Trust, provided that where facsimile signatures are so used, one of the authorized signatures be manual or the Security be manually countersigned or authenticated by a transfer agent or an authenticating agent or trustee or similar Person. In case any Person who shall have signed (or whose facsimile signature shall appear as) Securities of the Trust shall have ceased to occupy the office or perform the function with respect to which such signature was authorized before such Securities shall have been actually issued, such Securities may nevertheless be issued with the same affect as though such Person had not ceased to occupy such office or perform such function.

SECTION 3.8.      Exercise Powers of Ownership, etc.  The Trustees shall have power to exercise all the rights, powers and privileges appertaining to the ownership of all or any Securities forming part of the Trust Property to the same extent that an individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request, or notice or waive any notice either in person or by proxy or power of attorney with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meetings or action, and may include the exercise of discretionary powers.

SECTION 3.9.      Delegation of Powers. The Trustees shall have the power to delegate their powers to one or more Trustees, officers or agents, or to committees of Trustees and to the Advisor, as provided I Sections 2.11, 2.12 and 8.1, respectively.

SECTION 3.10.    Miscellaneous Administrative Powers. The Trustees shall have the power to collect, sue for, receive and receipt for all sums of money or other property coming due to this Trust, to consent to the extension of the time for payment, or to the renewal, of any bonds or other securities or obligations, and to engage or intervene in, prosecute, defend, compound, compromise, abandon, or adjust by arbitration or otherwise any actions, suits, proceedings, disputes, claims, demands or things relating to the Trust Property; to foreclose any Mortgage or other security securing any notes, debentures, bonds, obligations or contracts, by virtue of which any sums of money are owed to the Trust, to exercise any power of sale held by them and exercise all rights pertaining to any Security or instrument held by or for the Trust, and to convey good title thereunder free of any and all trusts, and in connection with any such foreclosure or sale, to purchase or otherwise acquire title to any property, whether or not such property meets the requirements of this Article 3 with respect to investments; to be parties to reorganizations and to transfer to and deposit with any Person any stocks, shares, or bonds, or other securities or obligations of any corporation, trust, association, or other organization, the securities of which form a part of the Trust Property, for the purpose of any reorganization of any such corporation, trust, association, or other organization, or otherwise to participate in any arrangement for enforcing or protecting the interests of the Trustees as the owners or holders of such stock, shares, bonds, or other securities or obligations and to pay any assessment levied in connection with such reorganization or arrangement; and to give time with or without security for the payment or delivery of any debts or property and to execute and enter late releases, agreements, and other instruments; and to pay or satisfy any debts or claims upon any evidence that the Trustee shall think sufficient.

SECTION 3.11.    Payment of Debts and Expenses; Power to Employ or Contract. The Trustees shall have power to incur and pay any charges or expenses in the opinion of the Trustees necessary or incidental to or proper for carrying out any of the purposes of this Trust and to employ or contract with any Persons in accordance with the provisions of Section 8.1 and to pay appropriate fees to such Persons from the funds of the Trust.

SECTION 3.12.    Endorsements and Guaranties, etc.  The Trustees shall have power to endorse, guarantee or act as surety for, the payment or performance of any obligations of any Person in whose affairs or prosperity the Trust has an interest; to make contracts or guaranty or suretyship, or enter into other obligations therefore; and to mortgage and pledge the real and personal property of this Trust or any part thereof to secure any or all of such obligations.

SECTION 3.13.    Depositaries. The Trustees shall have power to deposit any money or securities included in the Trust Property with any one or more banks, trust companies, or other banking institutions deemed by the Trustees to be responsible, such money or securities to be subject to withdrawal on notice or upon demand and in such manner as the Trustees may determine, and the Trustees shall have no responsibility for any loss which may occur by reasons of the failure of the Person, with whom the money or securities have been deposited, properly to account for the money or securities so deposited.

SECTION 3.14.    Discretion in Classification and in Accounting Treatment. The Trustees shall have the power to determine conclusively whether any money, securities, or other properties of the Trust are for the purposes of the Trust to be considered as capital or income and in what manner any expenses or disbursements are to be borne as between capital and income whether or not in the absence of this provision such money, securities, or other properties would be regarded as capital or as income and whether or not in the absence of this provision such expense or disbursement would ordinarily be charged to capital or to income; and to determine what constitutes net earnings, profits and surplus; and to allocate to capital stock less than all of the consideration for any Share, in which case the balance of such consideration shall be paid-in surplus and to utilize all surplus, including paid-in surplus for any purpose, including the payment of dividends, all as the Trustees may reasonably deem proper.

SECTION 3.15.    Valuation, etc.  The Trustees shall have power to determine conclusively the value of any of the Real Property, securities, or other properties of this Trust and of any services, securities, property or other consideration hereafter to be acquired by this Trust; and to revalue the Real Property, securities, or other properties of the Trust from time to time in accordance with appraisals made by one or more of the Trustees or any one or more of such appraisers as the Trustees deem responsible and experienced.

SECTION 3.16.    Fiscal Year and Method of Accounting. The Trustees shall have the power to determine the fiscal year of the Trust and the method or form in which its accounts shall be kept and from time to time to change the fiscal year or method or form of accounts.

SECTION 3.17.    Dividends. The Trustees hall have the power to declare and pay dividends and make other distributions to Shareholders as provided in Section 6.12.

SECTION 3.18.    Payment of Taxes, etc.  The Trustees shall have the power to pay all taxes and assessments, of whatever kind or nature, imposed upon or against the Trustees individually or collectively in connection with the Trust Property or income, or upon or against the Trust Property or income or any part thereof, to settle and compromise disputed tax liabilities, and for the foregoing purposes to make such returns and do all such other acts and things as may be deemed by the Trustees necessary or desirable.

SECTION 3.19.    Seal. The Trustees shall have the power to adopt a seal for the Trust in such form or forms as the Trustees may approve, which form or forms may be revised from time to time by the Trustees. Unless otherwise required by law or by the Trustees, the use of the Trust seal on Securities, agreements and other instruments and papers of the Trust shall not be a condition to their validity or effectiveness.

SECTION 3.20.    Power to Be a FHA Approved Mortgagee. The Trustees shall have such power as necessary to enter into such agreement or take such action as necessary, or in the opinion of the Trustees reasonable or desirable, in order to become and act as a “FHA Approved Mortgagee”.

SECTION 3.21.    Loans. The Trustees shall have power to lend money on behalf of the Trust to such Persons and on such terms as the Trustees shall deem advisable, subject to any applicable requirements of Section 3.23.

SECTION 3.22.    Insurance. Notwithstanding any other provisions of this Declaration of Trust, the Trustees shall have power to purchase and pay for out of assets of the Trust insurance contracts and policies insuring the Trustees, officers and agents of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer or agent of the Trust, whether or not the Trust would have the power to indemnify such Person against such liability.

SECTION 3.23.    Transactions With Trustees, etc.  Notwithstanding any other provision of this Declaration of Trust, the Trust may not, directly or indirectly, purchase or otherwise acquire any property whatsoever (other than Securities of the Trust) from, or sell or otherwise transfer any property whatsoever (other than Securities of the Trust) to, any Trustee, officer or employee of the Trust, in his individual capacity, or from, or to, the Adviser, or any independent contractor of the Trust in its individual capacity (including, a Trustee, director, partner, officer or employee of the Adviser or any independent contractor of the Trust, in his individual capacity); nor may the Trust lend any of the assets or property of the Trust to any such Person.

The Trust may not knowingly, directly or indirectly, purchase or otherwise acquire any property whatsoever (other than Securities of the Trust) from, or sell or otherwise transfer any property, whatsoever (other than Securities of the Trust) to, or lend any of the assets or property of the Trust to, any Person with which a Trustee, officer of employee of the Trust, or an officer, director or employee of the Adviser, is affiliated by reason of being a director, officer, partner, trustee, or holder of more than 1 percent of the outstanding capital stock of such Person unless such transaction has, after disclosure of such affiliation, been approved by the affirmative vote of a majority of the Trustees not so affiliated, is on terms fair and reasonable to the shareholders of the Trust and is at least as favorable to the Trust as similar arrangements for comparable transactions of which the Trust is aware with organizations unaffiliated with the Trust or with said Person. Any mortgages so purchased will be at a price not more than the fair market value thereof on the basis of prevailing interest rates for mortgages on similar properties, and any real property so purchased will be at a price not more than the fair value thereof as determined by an independent Appraiser.

Subject only to the foregoing express prohibition relating to acquisition and disposition of assets, the Trustees may enter into any type of transaction or contract (including, without limitation, contracts for any type of services to be rendered to or on behalf of the Trust, and for the underwriting of Securities of the Trust or for any services in the so-called private placement of Securities of the Trust) with any Person, including any one or more Trustees, officers, employees, the Adviser or any independent contractor of the Trust, and may authorize such amount and type of compensation, including commissions and fees, as the Trustees may determine; provided, however, that transactions or contracts with (1) any Trustee; or (2) Persons in which any Trustee is a director, officer, trustee or holder of more than one percent (1%) of the outstanding capital stock or participating or beneficial interest; or (3) Persons controlling, controlled by or under common control with, any Person described in the foregoing clause (4) shall be authorized or subsequently ratified, after disclosure of such interest, by a majority of the Trustees not so interested.

No Trustee, officer, or employee of the Trust shall acquire an interest, directly or indirectly, in any investment presented or offered to the Trust unless and until a majority of the disinterested Trustees shall specifically reject such offer. Any investment which falls within the principal investment objectives of the Trust, as declared in writing by the Trustees, and is presented to any Trustee, officer or employee of the Trust, or any officer or employee of the Adviser, as individuals and not in such capacities, shall be presented by them to the Trust for the prior acceptance or rejection by the Trust. Only when a majority of the disinterested Trustees have rejected such investment in writing may such persons acquire such investment for themselves, directly or indirectly, alone or in conjunction with others.

Any interested Trustee or Trustees within the meaning of this Section 3.23 may be counted in determining the existence of a quorum and may vote at any meeting of the Trustees or any committee thereof which shall authorize or ratify the matter in question.

The Trustees in their capacity as Trustees shall not be required to devote their full time to the affairs of the Trust. Except as the Trustees may from time to time otherwise determine, Trustees, officers, agents, or members of the Board of Consultants, the Adviser and any independent contractor of the Trust may engage individually or with or on behalf of other Persons in business activities of the types to be conducted by the Trust.

For the purposes of this Section 3.23 the term “independent contractor” shall mean an independent contractor as defined in the REIT Provisions of the Internal Revenue Code, which furnishes or renders services to tenants of, or manages or operates, Real Property owned by the Trust.

SECTION 3.24.    Acting as Principal or Agent; Participations with Others. The Trustees shall have power to acquire, manage or dispose of any property, real, personal or mixed, tangible or intangible and take any action as principal or as agent and may participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind.

SECTION 3.25.    Charitable Contributions. The Trustee shall have power to make donations, irrespective of benefit to the Trust, for the public welfare or for community fund, hospital, charitable, religious, educational, scientific, civic or similar purpose, and in time of war or other national emergency in aid thereof.

SECTION 3.26.    Indemnification. In addition to the mandatory indemnification provided for in Section 5.3, the Trustees shall have power to the extent permitted by law to indemnify or enter into agreements with respect to indemnification with any person or entity with whom this Trust has dealings, including, without limitation, any Adviser or independent contractor, to such extent as the Trustees shall determine.

SECTION 3.27.    Powers not Enumerated, etc.  The Trustees shall have power to do all such things and execute all such instruments as they deem necessary, proper or desirable in order to carry out, promote or advance the purposes of this Trust although such matters or things are not herein specifically mentioned. Any determination of the purposes of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of the grant of power to the Trustees.

ARTICLE 4.

INVESTMENT POLICY

SECTION 4.1.      Definitions. As used in this Declaration of Trust the terms:

“REAL PROPERTY” or “REAL ESTATE” shall mean land, rights in land (including, without limitation, leaseholds), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land, leasehold interests and rights in land, or interests therein, but does not include Mortgages, Mortgage Loans, or interests therein;

‘MORTGAGES” shall mean mortgages, deeds of trust or other evidences of indebtedness secured by a lien on Real Property or on in rights or interests in Real Property;

“FIRST MORTGAGE” shall mean a mortgage which takes priority or precedence over all other charges or encumbrances upon the same property, and which must be satisfied, before such other charges are entitled to participate in the proceeds of any sale. Such mortgage may be upon a lessee’s interest in Real Property. However, such priority shall not be deemed as abrogated by liens for taxes, assessments which are not due or remain payable without penalty, contracts (other than contracts for repayment of borrowed money); by leases, mechanics’ and materialmen’s liens for work performed and materials furnished which are not in default or are in good faith being contested; nor by other claims normally deemed in the same local jurisdiction, not to abrogate the priority of a first mortgage;

“JUNIOR MORTGAGE” shall mean a Mortgage other than a First Mortgage.

“MORTGAGE LOANS” shall mean notes, debentures, bonds, and other evidences of indebtedness or obligations, which are negotiable or non-negotiable, and which are secured or collateralized by Mortgages;

“FIRST MORTGAGE LOANS” shall mean Mortgage Loans secured or collateralized, at the time of acquisition thereof, by First Mortgages;

“JUNIOR MORTGAGE LOANS” shall mean Mortgage Loans secured or collateralized, at the time of acquisition thereof, by Junior Mortgages.

“TRUST ESTATE” or “TRUST PROPERTY” shall mean as of any particular time any and all property, real, personal or otherwise, tangible or intangible, which is transferred, conveyed or paid to the Trust or Trustees and all rents, income, profits and gains therefrom and which at such time is owned or held by or for the Trust or the Trustees;

“TOTAL ASSETS OF THE TRUST ESTATE” shall mean the aggregate amount of all of the assets of the Trust Estate appearing on the most recent quarterly balance sheet or more recent interim balance sheet of the Trust, if any, available to the Trustees, without deduction for mortgages or other security interest to which such assets are subject but after deduction for depreciation and other asset valuation reserves;

“SECURITIES” shall mean any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidence of indebtedness, secured or unsecured, convertible, subordinated or otherwise or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing;

“SECURITIES OF THE TRUST” shall mean any Securities issued by the Trust;

“FHA” and “VA” shall mean respectively the Federal Housing Administration and the Veterans Administration, and any successors thereto;

“FHA LOANS” shall mean Mortgage Loans which are insured under the provisions of the National Housing Act of 1934, as amended, or any analogous successor legislation;

“VA LOANS” shall mean Mortgage Loans which are guaranteed under the provisions of the Servicemen’s Readjustment Act of 1944, as amended, or any analogous successor legislation;

“DEVELOPMENT LOANS” shall mean Mortgage Loans incurred to finance all or part of the cost of acquiring and improving vacant land and developing it into sites suitable for the construction of dwellings, including multi-family dwellings, and other income-producing properties, such as shopping centers and office and industrial buildings, and other structures, or suitable for other residential, commercial, industrial or public uses;

“CONSTRUCTION LOANS” shall mean Mortgage Loans incurred to finance all or part of the cost of acquiring and improving land and the construction or improvement of dwellings, including multi-family dwellings, and other income-producing properties, such as shopping centers and office and industrial buildings, thereon;

“STANDBY LOAN COMMITMENTS” (also known as “takeout commitments”) shall mean undertakings by the Trust to make Mortgage Loans on projects after completion of construction on which commitments a fee will be earned regardless of whether the proposed borrower takes the loan;

“GAP COMMITMENTS” shall mean undertakings by the Trust to make Junior Mortgage Loans to finance the difference between the maximum and minimum commitment of the First Mortgage lender;

“WAREHOUSING LOANS” shall mean loans which are secured by Mortgage Loans owned by the borrower of a convention nature or those insured by the FHA or guaranteed by the VA;

“WRAP-AROUND LOANS” shall mean Junior Mortgage Loans placed on property under circumstances in which the value of the property justifies a long-term Mortgage Loan for the aggregate amount of the outstanding First Mortgage and the amount to be advanced under the Junior Mortgage, but for various reasons it is not desirable for the borrower to retire the First Mortgage; and

“APPRAISAL” shall mean the market value, as of the date of the Appraisal, of Real Property in its existing state or in a state to be created, as determined by the Trustees or by a person having no economic interest in the Real Property, who, in the sole judgment of the Trustees, is properly qualified to make such a determination. The Trustees may in good faith rely on a previous Appraisal made on behalf of other Persons provided it meets the aforesaid standards and was made in connection with a Mortgage Loan in which the Trust acquires an entire or participating interest or which was prepared not earlier than two years prior to the acquisition by the Trust of its interest in the Real Property or Mortgage Loan.

SECTION 4.2.      General Statement of Policy. It is the intention of this Declaration of Trust that the Trustees invest the Trust Estate in interests in real property, mortgage loans, standby commitments and other investments described in Section 4.3 through 4.8 of this Article 4.

SECTION 4.3.      Interests in Real Property and Securities. Subject to the 5% limitations set forth below and the restrictions contained in Section 4.9, the Trustees may invest in the ownership of, or participations in the ownership of:

(a)           Real Property, including the development thereof and any interest therein; or

(b)           Any type of interest in any corporate or other entity principally involved in owning, developing, or improving, financing, operating or managing Real Property; or

(c)           Securities, including but not limited to convertible or subordinated bonds.

The Trustees may not make any investment in equity securities of any corporation pursuant to this Section 4.3 if, as a result thereof, the aggregate amount of such investments in the Trust Estate (determined in accordance with the procedure for determining Total Assets of the Trust Estate) would exceed 5% of the Total Assets of the Trust Estate. Equity securities shall not, for the purposes of the 5% limitations of this Section 4.3, be deemed to include equity securities acquired in connection with a Mortgage Loan issued by the owner of the Real Property subject to the Mortgage, or issued by the holder of a right to receive rents, lease payments or other gross income from the Real Property subject to the Mortgage, where no consideration, other than the granting of such loan and the taking into account of such interest and determining of the terms of such loan, is given by the Trustees.

The consideration given by the Trust for any Real Property shall not exceed the market value thereof as determined by a qualified, disinterested, independent Appraisal, except that the Trust may acquire at cost newly-constructed Real Property which ahs not been in use for more than one year.

SECTION 4.4.      Development and Construction First Mortgage Loans. The Trustees may invest the Trust Estate in entire or participating interests in First Mortgage Loans which are:

(a)           Developmental Loans having an original term not exceeding three years in an amount not exceeding 70% of the value of the property after completion of the development being financed by such Development Loans, as such value is determined, prior to the making of such loan, by the FHA, by the VA, or by Appraisal; or

(b)           Construction Loans having an original term not exceeding three years in an amount ordinarily not exceeding 80% of the value of the property after completion of the improvements being financed by such Construction Loans, as such value is determined, prior to the making of such loan, by the FHA, by the VA, or the Appraisal, in the case of residential projects to be constructed by a private builder but which a local public housing authority is obligated to purchase after completion and which purchase obligation is assured by the United States Department of Housing and Urban Development, the Trust’s construction loan may be up to ninety percent (90%) of the contract price which the public housing authority has agreed to pay for the project upon completion; or

(c)           Development and Construction Loans permitted to be investments for national or state commercial banks, savings banks or savings and loans associations doing business in the jurisdiction in which the Real Property described in the Mortgage is located.

SECTION 4.5.      Other First Mortgage Loans. The Trustees may, in addition to or in lieu of the First Mortgage Loans described in Section 4.4, invest in entire or participating interests in First Mortgage Loans which are:

(a)           FHA Loans; or

(b)           VA Loans; or

(c)           Loans secured by First Mortgages or developed sites or improved Real Property, provided such loans either:

(i)            Are loans secured by First Mortgages permitted to be investments by Federal Home Loan Bank policy or permitted to be investments for national or state commercial banks, savings banks or savings and loan associations doing business in the jurisdiction in which the Real Property described in the Mortgage is located; or

(ii)           Do not exceed thirty (30) years, are repayable in substantially equal installments not less often than quarterly and are in amounts not exceeding eighty percent (80%) of the value of the Real Property which is subject to the lien, as such value is determined by Appraisal; or

(d)           Intermediate Term Loans on developed sites or improved Real Property provided such loans have an original term not exceeding 84 months and are in an amount not exceeding 80% of the value of the subject site or Real Property, as such value is determined by FHA, by VA or by Appraisal; or

(e)           Warehousing Loans which are collateralized by an assignment, pledge, or transfer, of:

(i)            Loans defined in (a), (b) and (c) of this Section 4.5 or in Section 4.4, or

(ii)           (ii)           Mortgage Loans which financial institution or other substantial lender has committed to purchase; or

(f)            First Mortgage not conforming with the provisions of Sections 4.4 or 4.5, but in an amount not exceeding 5% of the Total Assets of the Trust Estate.

SECTION 4.6.      Standby Loan Commitments and Gap Commitments. The Trustees may also from time to time:

(a)           issue Standby Loan Commitments for a fee, to invest in, and pursuant to such commitment invest in, First Mortgage Loans permitted by Sections 4.4 and 4.5, and

(b)           issue Gap Commitments for a fee, to invest in, and pursuant to such commitment invest in, Junior Mortgage Loans, provided that:

(i)            the First Mortgage Loan on the Real Property is an FHA Loan, or VA Loan or First Mortgage Loan which satisfies the requirements of Section 4.5(c); and

(ii)           the Junior Mortgage Loan made, or to be made if the Gap Commitment is realized, by the Trust does not exceed thirty (30) years and is repayable in substantially equal installments not less often than quarterly; and

(iii)          the aggregate of the amount of all commitments to invest in Mortgage Loans on the Real Property, including the amount of the commitment to invest in the First Mortgage Loan on the Real Property (less that portion of such commitment which is conditioned on the fulfillment of rental requirements), does not exceed 80% of the appraised value of the Real Property after completion of the improvements thereon, as such value is determined, prior to the issuance of such commitment, by Appraisal; and

(iv)          the amount of the Trust’s commitment to invest in such Junior Mortgage Loan does not exceed 20% of the aggregate amount of the commitment to invest in the First Mortgage Loan on the Real Property (including that portion of such commitment which is conditioned on the fulfillment of rental requirements) after completion of the improvements thereon.

Notwithstanding any other provision of this Section 4.6 to the contrary, the making of Gap Commitments pursuant to Section 4.6(b) shall be subject to the limitations contained in Section 4.7 and the aggregate fees received by the Trust in any fiscal year for the issuance of Standby Loan Commitments or Gap Commitments pursuant to this Section 4.6 shall not exceed 10% of the Trust’s gross income in such year.

SECTION 4.7.      Junior Mortgage Loans. Subject to the 15% limitations set forth below, the Trustees may also invest in entire or participation interests in Junior Loans which are:

(a)           Wrap-Around Loans on developed sites or improved Real Property when the sum of the First Mortgage Loan and the Junior Mortgage Loan does not exceed 85% of the appraised value of the Real Property which is subject to the lien and do not exceed thirty (30) years and are repayable in substantially equal installments no less often than quarterly; or

(b)           Junior Mortgage Loans acquired pursuant to Gap Commitments permitted under Section 4.6(b).

The Trustees may not make investments in Junior Mortgage Loans permitted by this Section 4.7 if, as a result thereof, the aggregate amount of Junior Mortgage Loans (subject to the exceptions set forth below) in the Trust Estate (determined in accordance with the procedure for determining Total Assets of the Trust Estate) would exceed 15% of the Total Assets of the Trust Estate. For purposes of the above calculation, the aggregate amount of Junior Mortgage Loans shall be deemed to include Warehousing Loans collateralized by Junior Mortgage Loans and the aggregate amount of Junior Mortgage Loans for which the Trust has made outstanding Gap Commitments pursuant to Section 4.6(b). Notwithstanding the above, Junior Mortgage Loans may be taken as additional collateral for First Mortgage Loans of or as part of the proceeds of the sale by the Trust of Real Property, or as security for the performance of any other obligations except the repayment of money borrowed from the Trust or pursuant to Section 4.13 hereof.

SECTION 4.8.      Other Permissible Investments. To the extent that the Trust has assets not invested in accordance with the foregoing sections of this Article 4, the Trustees may employ such assets by investing them in:

(a)           Obligations of, or guaranteed by, the United States Government or agencies thereof, including, without limitation, all government securities from time to time constituting qualified real estate investment trust assets under the Internal Revenue Code;

(b)           Obligation of, or guaranteed by, any State or Territory of the United States of America or any agencies thereof;

(c)           Evidence of deposits in, or obligations of, banking institutions and savings institutions which are members of the Federal Deposit Insurance Corporation or of the Federal Home Loan Bank System; and

(d)           Shares of other real estate investment trusts to the extent permitted by the Internal Revenue Code and of a type not prohibited by Section 4.10(f) hereof.

SECTION 4.9.      Prohibited Investments. The Trustees shall not invest in:

(a)           Commodities, foreign currencies, bullion, or chattels, except such chattels as required in the day-to-day business of the Trust or in connection with its Mortgage Loans or Real Property;

(b)           Real estate contracts for sale in excess of 1% of the Total Assets of the Trust Estate; provided, however, that nothing in this Section 4.9 shall prevent the holding of contracts of sale as security for loans made by the Trust and the ownership of such contracts of sale upon foreclosure of, or realization upon, such security interests and contracts of sale so held or owned shall not be counted in computing the percentage of assets invested in contracts of sale; and

(c)           Ownership of, or interests in the ownership of, non-income producing Real Property, except for Real Property investments which the Trustees reasonably expect to become income producing within three years from the time of such investment and Real Property acquired by the Trust in connection with a merger, liquidation, foreclosure or any other similar acquisition; provided, however, the Trust may not make any investment in any such non-income producing Real Property if, as a result thereof, the aggregate amount of such investments shall exceed 5% of the Total Assets of the Trust Estate.

SECTION 4.10.    Prohibited Activities:  The Trustees shall not:

(a)           engage in any short sale;

(b)           incur indebtedness for money borrowed, whether secured or unsecured, so that the Total Assets of the Trust Estate (increased by the consideration received by the Trust for such indebtedness) shall exceed 500% of the net assets of the Trust at the time of such incurrence;

(c)           encumber the Real Property of the Trust (excluding Real Property acquired by the Trust as a result of or in connection with foreclosure of any mortgages, or conveyed to the Trustees in full or partial satisfaction of indebtedness to the Trust and excluding Real Property of the Trust subject to FHA or VA or other governmentally insured or guaranteed encumbrances) in excess of 66 2/3% of the aggregate fair market value of all said Real Property not so excluded as determined under Section 3.15 hereof;

(d)           issue shares of more than one class (other than Units, as provided in Section 6.19, convertible obligations, Warrants, rights and options);

(e)           issue “redeemable securities” as defined in Section 2(a)(31) of the Investment Company Act of 1940 as amended;

(f)            hold securities in any real estate investment trust holding investments of a type or engaging in activities prohibited to the Trustees of this Trust under Section 4.9 and 4.10; or

(g)           engage in trading as compared with investment activities, or engage in the business of underwriting or agency distribution of securities issued by others, but this prohibition shall not prevent the Trust from selling participations in Mortgage Loans or interests in real estate.

SECTION 4.11.    Combination of Permitted Investments. The Trustees may make any investments permitted under any provision of Article 4 in combination with any other investment or investments permitted under any other provision of this Article 4.

SECTION 4.12.    Exercise of Powers Under Article 3. Nothing in this Article 4 shall be deemed to prohibit or limit the exercise by the Trustees of the powers set forth in Article 3 except to the extent expressly provided in this Article 4.

SECTION 4.13.    Obligor’s Default. Notwithstanding any provision in any Article of this Declaration of Trust, when an obligor to the Trust is in default under the terms of any obligation to the Trust (or, in the good faith judgment of the Trustees, there is a substantial risk that such a default may occur) the Trustees shall have the power to take any action and to pursue any remedies permitted by law which, in their sole judgment, are in the interest of the Trust, and the Trustees shall have the power to hold property of a type and in an amount not permitted hereunder and to enter into any desirable investment, commitment, or obligation of the Trust resulting from the pursuit of such action or remedies or necessary or desirable to dispose of property acquired in the pursuit of such action or remedies.

ARTICLE 5.

LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OTHERS

SECTION 5.1.      No Personal Liability of Shareholders, Trustees, etc.  No Shareholder shall be subject to any personal liability whatsoever to any other Person in connection with Trust Property or the affairs of the Trust and no Trustee, officer or agent of the Trust, or member of the Board of Consultants, shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other Person in connection with Trust Property or in the affairs of the Trust, save only that arising from his bad faith, willful misfeasance, gross negligence or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust; and all such other Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, agent, or member of the Board of Consultants, as such, of this Trust, is made a party to any suite or proceeding to enforce any such liability, he shall not on account thereof be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expense reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

SECTION 5.2.      Non-Liability of Trustees, etc.  No Trustee, officer of agent of the Trust or member of the Board of Consultants, shall be liable to the Trust or to any Shareholder, Trustee, officer, agent or member of the Board of Consultants thereof for any action or failure to act (including without limitation the failure to compel in any way former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust.

SECTION 5.3.      Mandatory Indemnification. The Trust shall indemnify each of its Trustees, officers, agents and members of the Board of Consultants, if any, (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, agent or member of the Board of Consultants, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, reckless disregard of duty or gross negligence, or the matter of good faith and reasonable belief as to the best interests of the Trust, had been adjudicated, it would have been adjudicated in favor of such Person. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided, that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he may be otherwise entitled except out of the property of the Trust, and no Shareholder shall be personally liable to any Person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section 5.3, provided that the indemnified person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he not be entitled to such indemnification.

SECTION 5.4.      No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his duties hereunder.

SECTION 5.5.      No Duty of Investigation; Notice in Trust Instruments, etc.  No purchaser, lender, transfer agent or other person dealing with the Trustees or any officer or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer or agent. Every note, debenture, bond, obligation, contract, instrument, certificate, Share or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration of Trust or in their capacity as officers or agents of the Trust. Every written note, debenture, bond, obligation, contract, instrument, certificate, Share or undertaking made or issued by the Trustees or by any officers or agents of the Trust, in their capacity as such, shall contain an appropriate recital to the effect that the Shareholders, Trustees, officers and agents of the Trust shall not be personally liable thereunder, not shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration of Trust, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, officers or agents of the Trust. The Trustees shall, at all times, maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

SECTION 5.6.      Reliance on Experts, etc.  Each Trustee and officer of the Trust shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account of the Trust, reports made to the Trust by any of its officers or employees or by the Adviser or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees or officers, or upon other records of the Trust.

ARTICLE 6.

SHARES OF BENEFICIAL INTEREST

SECTION 6.1.      Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into shares of beneficial interest, all of one class, with par value $1 per share. The number of such shares of beneficial interest authorized hereunder is unlimited. Ownership of such shares of beneficial interest (referred to herein as “Shares”) shall be evidenced by certificates in form to be determined by the Trustees from time to time. The owners of such Shares, who are the beneficiaries of the Trust, are referred to herein as “Shareholders”. All Shares issued hereunder shall be fully paid, and no assessment shall ever be made upon Shareholders.

SECTION 6.2.      Trust Only. It is the intention of the Trustees to create only the relationship of Trustees and beneficiary between the Trustees and each Shareholder from time to time, and to give to each Shareholder only such rights and to impose upon him only such obligations as are conferred or imposed upon him as a beneficiary hereunder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration of Trust or in the certificates of Shares shall be construed to make the holders of said certificates, either by themselves or with the Trustees, partners or members of a joint stock association.

SECTION 6.3.      Share Certificates. Every Shareholder shall be entitled to receive a certificate specifying the number of Shares held by him. Such certificates shall be treated as negotiable and title thereto, and to the Shares represented thereby, shall be transferred by delivery thereof to the same extent in all respects as stock certificates, and the shares represented thereby, of a business corporation organized under the laws of the State of South Carolina. Unless otherwise determined by the Trustees, such certificates shall be signed by the Chairman or President and Treasurer or Secretary, and shall be countersigned by a transfer agent, if any, and registered by a registrar, if any. There shall be filed with each transfer agent and registrar, if any, a copy of the authorized form or certificate, certified by the Chairman or Secretary, and such form shall continue to be used unless and until the Trustees approve some other form. In case any one or more officers of the Trust who shall have signed (or whose facsimile signature shall appear on) certificates shall cease to be such officer or officers before such certificates shall have been actually issued, such certificates may nevertheless be issued with the same effect as though the persons who signed such certificates (or whose facsimile signature) appears thereon) had not ceased to be such officers of the Trust. The Trustees may, in their discretion, authorize certificates to be signed or authenticated by the facsimile signature of an officer or officers of the Trust provided that any certificate signed or authenticated by the facsimile signature of an officer shall not be valid unless manually countersigned by either a transfer agent or a registrar.

SECTION 6.4.      Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash, property or services, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares or may provide for the issuance of scrip for fractions of Shares and determine the terms of such scrip including, without limiting the generality of the foregoing, the time within which any such scrip must be surrendered for exchange into Shares and the rights, if any, of holders of scrip upon the expiration of the time so fixed, the rights, if any, to receive proportional distributions, and the rights, if any, to redeem scrip for cash, or the Trustees may, in their discretion, or if they see fit at the option of each holder, provide in lieu of scrip for the adjustment of fractions in cash. The provisions of Section 6.3 hereinabove relative to certificates for Shares shall apply so far as appropriate to such scrip, except that such script may in the discretion of the Trustees be signed by a transfer agent alone notwithstanding that there is then a registrar for the Shares and need not be signed by any officer of the Trust.

SECTION 6.5.      Registrar of Shares. A register shall be kept by or on behalf of the Trustees under the discretion of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and the numbers of the certificates representing such Shares and a record of all transfers thereof. Only Shareholders whose certificates are so recorded shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon.

SECTION 6.6.      Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars. The transfer agent or transfer agents may keep the said register and record therein the original issues and transfers, if any, of the said Shares and countersign certificates of Shares issued to the persons entitled to the same. Any such transfer agents and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees. In accordance with the usual custom of corporations having a transfer agent, certificates for Shares in blank (signed or bearing facsimile signatures) may be deposited with any transfer agent of the Trust, to be used by the transfer agent in accordance with the authority conferred upon it as occasion may require, and in so doing the signers of such certificates shall not be responsible for any loss resulting therefrom.

SECTION 6.7.      Transfer of Shares. Shares shall be transferable on the records of the Trust (other than pursuant to Section 6.8) only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of the certificate therefore, properly endorsed or accompanied by a duly executed instrument of transfer, together with such evidence of the genuineness of each such endorsement, execution, and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee, and in cash of a transfer of only a part of the Shares represented by any certificate, a new certificate for the residue thereof, shall be issued to the transferor. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of the proposed transfer.

SECTION 6.8.      Shareholders of Record by Operation of Law. Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded as the holder of such Shares and receive a new certificate therefor upon production of the proper evidence thereof and delivery of the existing certificate to the Trustees or a transfer agent of the Trust. But until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer of agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

SECTION 6.9.      Joint Ownership. The Trustees may treat two or more Persons holding any Shares as joint tenants of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Trust, but no entry shall be made in the register or in any certificate that any Person is in any other manner entitled to any future, limited, or contingent interest in any Share; provided, however, that any Person recorded as a holder of any Share may, subject to the provisions hereinafter contained, be described in the register or in any certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship.

SECTION 6.10.    No Obligations with Respect to Other Instruments. The Trustees shall not, nor shall the Shareholders, or any officer, transfer agent or other agent of the Trust or of the

Trustees, be bound to see to the execution of any trust, express, implied or constructive, or of any charge, pledge, or equity to which any of the Shares or any interest therein are subject, or to ascertain or inquire whether any sale or transfer of any such Shares or interests therein by any such Shareholder or his personal representatives is authorized by such trust, charge, pledge, or equity, or to recognize any Person as having any interest therein except for the Persons recorded as such Shareholders. The receipt of the Person in whose name any Share is recorded, or, if such Share is recorded in the names of more than Person, the receipt of any one of such Persons or the receipt of the duly authorized agent of any such Person shall be sufficient discharge of all dividends and other money and for all Shares, notes, debentures, bonds, obligations, scrip, and other property payable, issuable, or deliverable in respect of any such Share and from all liability to see to the application thereof.

SECTION 6.11.    Loss, etc. of Certificate. In case of the loss, mutilation, or destruction of any certificate of Shares hereunder, the Trustees may issue or cause to be issued a new certificate upon compliance by the Shareholder of the requirements of the Code of Laws of South Carolina pertaining currently to lost or destroyed certificates of corporate shareholders.

SECTION 6.12.    Distribution to Shareholders. The Trustees shall from time to time distribute ratably among the Shareholders such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper. Such distribution may be made in cash or property (including without limitation any type of obligations of the trust or any assets thereof), and the Trustees may distribute ratably among the Shareholder additional Shares issuable hereunder in such manner and on such terms as the Trustees may deem proper. However, any such distributions may be made even though the paid-in capital of this Trust at the time of any distribution exceeds the net assets of the Trust based either on the market value or the book value; and such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such other date (not more than fifty (50) days nor less than ten (10) days prior to payment of such distribution) as the Trustees shall determine. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

SECTION 6.13.    Statement of Source of Funds. In connection with each distribution to Shareholders, the Trustees shall furnish the Shareholders with a statement in writing advising as to the source of the funds so distributed or, if the source thereof has not then been determined, the communication shall so state, and in such event, the statement as to source shall be forwarded to Shareholders not later than sixty (60) days after the close of the fiscal year in which the distribution was made.

SECTION 6.14.    Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

SECTION 6.15.    Purchase of Shares by the Trust; Treasury Shares. The Trustees may, on behalf of the Trust, at any time purchase or otherwise acquire outstanding Shares of the Trust for such consideration and on such terms as they may deem proper. Shares so purchased or acquired by the Trustees on behalf of the Trust shall not, so long as they belong to the Trust, receive dividends or distributions or be entitle to any voting rights or be deemed outstanding for any purpose hereunder. Such Shares may in the discretion of the Trustees be cancelled or such Shares may in the discretion of the Trustees be transferred at such times, to such parties, and for such consideration as the Trustees may determine.

SECTION 6.16.    Purchase etc. of Shares by Trustees. The Trustees, or any of them, may in their individual capacity, purchase and otherwise acquire or sell and otherwise dispose of Shares issued hereunder and in so doing shall be subject to the same limitations as a director of a business corporation organized under the laws of the State of South Carolina at the time of the exercise of such power.

SECTION 6.17.    Redemption of Shares; Disclosure of Holding. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares of the Trust has or may become concentrated in any individual or individuals to an extent which would disqualify the Trust as a Real Estate Investment Trust then the Trustees shall have the power by lot or other means deemed equitable to them (i) to call for redemption a number of concentrated Shares sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares of the Trust into conformity with the requirements for such qualifications and (ii) to refuse to transfer Shares to any person whose acquisition of the Shares in question would be in the opinion of the Trustees result in such disqualification. The redemption price shall be equal to the fair market value of the Shares as reflected in the latest bid quotation for the Shares (if then traded over-the-counter) or the closing sale price (if then listed on a national securities exchange) as of the business day preceding the day on which notice of redemption is sent, or, if no quotations or closing sale price for the Shares are available, as determined in good faith by the Trustees. From and after the date fixed for redemption by the Trustees, the holder of any Shares so called for redemption shall cease to be entitled to dividends, voting rights and other benefits with respect to such Shares excepting only the right to payment of the redemption price fixed as aforesaid. For the purpose of this Section 6.17, the terms “individual” and “ownership” of Shares shall be defined in accordance with or by reference to the qualification requirements of the REIT Provisions of the Internal Revenue Code.

The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

SECTION 6.18.    Warrants. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue share purchase warrants (herein referred to as “Warrants”) which shall entitle the holders thereof to subscribe to Shares and/or fractional Shares or scrip at such time or times and on such terms as the Trustees may prescribe including, without limiting the generality of the foregoing, the times within which any such Warrants must be exercised, any provision for redemption of Warrants by the Trust and the consideration to be paid for such Shares. Warrants may be issued to such parties (but subject to Shareholder preemptive rights to the extent provided in Section 6.20) and for such consideration (subject to Section 3.7) as the Trustees may from time to time determine (including the issuance of detachable or non-

detachable Warrants as an inducement to persons acquiring or under writing any Securities of the Trust). The provisions of this Article 6 relative to certificates of Shares shall apply so far as appropriate to such Warrants, except that such Warrants may, in the discretion of the Trustees, be signed by the Transfer Agent or Warrant Agent only.

SECTION 6.19.    Issuance of Units. Notwithstanding any other provision of this Declaration of Trust, the Trustees may issue from time to time Units containing multiple Securities of the Trust, with or without detachable or non-detachable Warrants. Each Security of the Trust issued in any such Unit shall have the same characteristics and entitle the registered holder thereof to the same rights as any other Security of the Trust of the same class issued by the Trustees, except that the Trustees may provide (and may cause a notation to be placed on the certificate representing such Unit or the Securities of the Trust issued in any such Unit) that for a specified period not to exceed one year after issuance, Securities of the Trust and/or Warrants issued in any such Unit may be transferred upon the books of the Trust only in such Unit.

SECTION 6.20.    Limitations of Pre-emptive Rights. Shareholders shall have no pre-emptive rights with respect to any Shares or with respect to any Securities of the Trust which evidence indebtedness (or any Shares into which such Securities of the Trust may be converted) sold, offered, or issued, in Units or otherwise, by the Trust at any time and shall have no pre-emptive rights with respect to Warrants, rights and options, in Units or otherwise, of the Trust sold, offered or issued by the Trust at any time as part of a public offering of such Warrants, rights or options or as a part of a private financing or borrowing arrangement. Subject to the foregoing limitations, Shareholders shall have pre-emptive rights with respect to the sale, offering or issuance of Warrants, rights and options issued by the Trust.

ARTICLE 7.

SHAREHOLDERS

SECTION 7.1.      Ownership of Trust Property. The ownership of all Trust Property and the control of the affairs of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares issued hereunder, and they shall have no right to call for any partition or division of any property, profits, rights, or interests. Notwithstanding any other provisions hereof, all Real Estate at any time forming part of the Trust Property shall be held upon trust for sale and conversion into personal estate at such time or times and in such manner and upon such terms as the Trustees shall approve, but the Trustees shall have power, until the termination of this Trust, to postpone such conversion so long as they in their uncontrolled discretion shall think fit, and for the purpose of determining the nature of the interest of the Shareholders therein, all such Real Estate shall at all times be considered as personal estate; and the Real Estate and personal property comprised in the Trust Estate shall constitute a single fund.

SECTION 7.2.      Shares Deemed Personal Property. The Shares issued hereunder shall be personal property giving only the rights in this Declaration of Trust and in the certificates thereof specifically set forth. The death of a Shareholder during the continuance of this Trust shall not terminate the Trust nor give his legal representatives a right to an accounting or to take any action in the courts or otherwise against other Shareholders or the Trustees or the property held hereunder, but shall simple entitle the legal representatives of the deceased Shareholder to demand and receive a new certificate held by the deceased Shareholder, and upon the acceptance of which new certificate such legal representative shall succeed to all the rights of the deceased Shareholder under this Trust.

SECTION 7.3.      Meetings. The Annual Meeting of Shareholders shall be held each year after mailing to the Shareholders of the Annual Report described in Section 2.13 at a place, within or without the State of South Carolina, and on a date to be fixed, from time to time, by the Trustees, or by the by-laws. The first Annual Meeting of Shareholders shall be held within six months after the end of the first full fiscal year of the Trust.

Special Meetings of the Shareholder shall be called at any time when ordered by the Chairman, the President or by two Trustees, or upon the written request of the holders of 25% of the Shares then outstanding and entitled to vote, specifying the nature of the business for which said meeting is called and no other business shall be considered at such meeting. In the vent that an Annual Meeting is not held in a year as above provided in this Section 7.3, a Special Meeting of Shareholders may be held in lieu thereof with all the force and effect of an Annual Meeting.

SECTION 7.4.      Notice of Meeting. Notice of all meetings of the Shareholders shall be mailed or delivered by a Trustee or Trustees or an officer or agent of the Trust to each Shareholder at his registered address at least ten (10) days before the meeting. No business shall be transacted at any Special Meeting of Shareholders unless notice of such business has been given in the call for the meeting. Any adjourned meeting may be held as adjourned without further notice.

SECTION 7.5.      Quorum. The presence in person or by proxy of the holders of thirty (30%) percent of the Shares issued, outstanding, and entitled to vote, shall be necessary to constitute a quorum at all Shareholders meetings for the transaction of business. If a quorum shall not be present a majority of the Shareholders entitled to vote thereat, present in person, or represented by proxy, shall have power to adjourn from time to time the meeting until a quorum shall be present or represented. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 7.6.      Effective Date of Shareholder Action; Type of Shareholder Action Binding on Trustees. Notwithstanding any other provision in this Declaration of Trust, until such time as a Registration Statement described in Section 10.2 shall have become effective, Shareholders shall have no right to vote or take other action under Sections 2.2, 2.3, 7.3, 10.1, 10.4 and 10.5, or under any other provision of this Declaration of Trust. Upon the effective date of such Registration Statement, only action taken by the Shareholders of the type specified in Sections 2.2, 2.3, 7.3 (if then effective), 10.1, 10.4 and 10.5 hereof (and then only if such action is taken by the percentage of Shares in each case therein specified) shall in any way bind the Trustee.

SECTION 7.7.      Fixing Date for Determination of Shareholders of Record. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period not more than fifty (50) days nor less than ten (10) days as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than fifty (50) days nor less than ten (10) days prior to the date of any meeting of Shareholders or dividend payment or other action as a record date for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to receive such dividend or to be treated as Shareholders of record for purposes of such other action and any Shareholder who was a Shareholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to receive such dividend or to be treated as a Shareholder of record for purposes of such other action even though he has since that date disposed of his Shares, and no Shareholder becoming such after said date shall be so entitled to vote at said meeting or any adjournment thereof or to receive such dividend or to be treated as a Shareholder or record for purposes of such other action.

SECTION 7.8.      Proxies; Voting. At any meeting of the Shareholders, any Shareholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been filed before the time set for the commencement of the meeting, or at such time prior to the commencement of the meeting as may be fixed by the by-laws of the Trust, with the Secretary or with such other officer or agent of the Trust as the Secretary may direct. Pursuant to a resolution adopted by a Majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more officers of the Trust. Only Shareholders of record shall be entitled to vote and each full Share shall be entitled to one vote, subject to the cumulative voting provisions contained in Section 2.2 hereof. When any full Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy in respect of such Share, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

SECTION 7.9.      Shareholder Action by Unanimous Written Consent. Any action taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders. Shareholder action by less than unanimous written consent or authorization may be taken only as expressly provided in this Declaration of Trust.

SECTION 7.10.    Inspection of Records. Shareholders and any Federal or state securities or “blue sky” administrator or other similar authority shall have the right and for proper purposes, to inspect the records of the Trust at such office or offices as the records may be regularly maintained to the same extent as is permitted to shareholders of a business corporation organized under the laws of the State of South Carolina.

ARTICLE 8.

EMPLOYMENT OF AGENTS

SECTION 8.1.      General Policy. The Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, agents, employees, advisers, managers, or independent contractors of the Trust as may be necessary to ensure that such business conforms to the provisions of this Declaration of Trust. However, the Trustees are not required personally to conduct the business of the Trust and, consistent with their ultimate responsibility as stated above, the Trustees shall have the power to appoint, employ, or contract with such Persons (including one or more of themselves and any corporation, partnership, or trust in which one or more of them may be directors, officers, stockholders, partners or trustees, subject to any applicable requirements of Section 3.23) as the Trustees may deem necessary or desirable for the transaction of the business of the Trust.

ARTICLE 9.

COMPLIANCE WITH PROVISIONS OF INTERNAL REVENUE CODE

SECTION 9.1.      Compliance With Provisions of Internal Revenue Code. The Trustees, in exercising the powers herein granted to them, shall exercise due diligence to so conduct the affairs of the Trust as to qualify the Trust, as promptly as possible consistent with their investment objectives and requirements, and continue its qualification, as a Real Estate Investment Trust; provided, however, that no Trustee, officer or agent of this Trust shall be liable for any act or omission resulting in the loss of tax benefits under that law, except for that arising from his own bad faith, willful misfeasance, gross negligence, or reckless disregard of his duties.

ARTICLE 10.

AMENDMENT OR TERMINATION OF TRUST

SECTION 10.1.    Amendments or Termination. The provisions of this Declaration of Trust may be amended or altered except as to the limitation of personal liability of the Shareholders, Trustees and members of the Board of Consultants, if any, and the prohibitions of assessments upon Shareholders, or the Trust may be terminated, at any meeting of Shareholders called for the purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding hereunder and entitled to vote or by an instrument in writing, without a meeting, signed by a Majority of the Trustees and the holders of not less than a majority of such Shares; provided, however, that, after fifteen (15) days’ written notice to the Shareholders of the proposed action, the Trustees may, from time to time by vote of Two-thirds of the Trustees, amend or alter the provisions of this Declaration of Trust (except for provisions subject to Section 10.5), without the vote or assent of Shareholders, to the extent deemed by the Trustees in good faith to be necessary to meet the requirements for qualification as a Real Estate Investment Trust under the provisions of the Internal Revenue Code. Notwithstanding the foregoing, no amendment may be made pursuant to this Section 10.1 which would change any rights with respect to any outstanding Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or written consent of the holders of two-thirds (2/3) of the outstanding Shares entitled to vote thereon.

SECTION 10.2.    Termination or Amendment by Trustees Prior to First Offering. Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares of the Trust shall have become effective, this Declaration of Trust may be terminated or amended in any respect by a vote of a Majority of the Trustees or by unanimous written consent of the Trustees.

SECTION 10.3.    Powers of Trustees Upon Termination. Upon the termination of the Trust, the Trustees may sell and convert into money the whole of the Trust Property, or any part thereof, and, after paying, retiring, or providing for the payment of, all known liabilities and obligations of the Trust and providing for indemnity against any other outstanding liabilities and obligations, shall divide the proceeds thereof among, and distribute in kind, at valuations made by them which shall be conclusive, all other property then held by them in trust hereunder to, the Shareholders ratably according to the respective number of Shares held by them. In making any sale under this provision the Trustees shall have powers to sell by public auction or private contract and to buy in or rescind or vary any contract of sale and to resell without being answerable for loss and, for said purposes, to do all things, including the execution and delivery of instruments, as may by their performance thereof be shown to be in their judgment necessary or desirable in connection therewith. The powers of sale and all other powers herein given to the Trustees shall continue as to all property at any time remaining in their hands or ownership, even though all times herein fixed for distribution of Trust Property may have passed.

SECTION 10.4.    Power to Effect Reorganization. The Trustees, by vote of, or written instrument signed by, a Majority of the Trustees, may direct the organization of a corporation, association, trust or other organization into which the Trust, if permitted by law, may merge, or which shall take over the Trust Property and carry on the affairs of the Trust, and after receiving an affirmative vote of the holders of not less than a majority of the Shares then outstanding hereunder entitled to vote at a meeting of shareholders called for the purpose, or after receipt of an instrument in writing, without a meeting, signed by the holders of not less than a majority of such Shares, the Trustees may effect such merger or may sell, convey and transfer the Trust Property to any such corporation, association, trust or organization in exchange for shares or securities thereof, or beneficial interest therein, and the assumption by such transferee of the liabilities of the Trust and thereupon terminate this Trust and deliver such shares, securities or beneficial interest ratably among the Shareholders of this Trust in redemption of their Shares; provided, however, that no such merger into or sale, conveyance or transfer of the Trust Property shall be made to any corporation, association, trust or other organization unless and until the Trustees shall be furnished with the opinion of counsel selected by the Trustees that (i) such transferee will qualify for benefits with respect to the federal income tax which are substantially equal to the benefits for which this Trust qualifies at such time, or will qualify under the Federal Income Tax Laws as enacted although not then in effect, (ii) such transferee has a primary purpose substantially the same as the principal purpose of this Trust, as stated in the Preamble to this Declaration of Trust, and (iii) the shares, securities, or beneficial interest which will be issued in exchange for such property will constitute an investment substantially equal in quality and substantially the same as an investment in the Shares hereof.

SECTION 10.5.    Limitations on Shareholder Rights. The provisions of Sections 2.2, 2.3, 7.3, 10.1 and 10.4 shall be subject to the requirements of the Internal Revenue Code. If any provision granting or limiting the voting rights and rights to consent of Shareholders in such Sections shall conflict with the requirements for qualification as a Real Estate Investment Trust, such provision shall be deemed to be void and without any force or effect ab initio (except that any action taken pursuant to any such provision prior to the express determination by the Trustees of such conflict shall be valid) and the Trustees, without Shareholder consent, shall promptly amend the Declaration of Trust to conform to the aforesaid requirement. In the event that any provision relating to the election of Trustees by the Shareholders of the Trust shall be deemed to be without force or effect, the Trustees then in office shall be deemed to be the qualified and acting Trustees until such time as the successor Trustees have been named and qualified. At the next meeting of Shareholders after the determination of such conflict, there shall be submitted to the Shareholders for their approval or disapproval by a majority of those voting, the question as to whether such Shareholder’s right or rights should be restored. If the Shareholders vote to restore such right or rights, the Trustees, without further Shareholder consent, shall promptly make any amendments to the Declaration of Trust necessary to restore such right or rights.

ARTICLE 11.

MISCELLANEOUS

SECTION 11.1.    Governing Law; Filing. This Declaration of Trust is executed by the Trustees and is delivered in the Town of Fountain Inn, the State of South Carolina, and with reference to the laws of the State of South Carolina, and the rights of all parties and the validity, construction and effect of every provision hereof and the administration of the Trust created hereby shall be subject to and construed according to the laws of said State. This Declaration of Trust and any amendment hereof shall, as soon as reasonably practicable after its execution or adoption, be filed in the office of the Secretary of State of the State of South Carolina, which filing shall be a condition precedent to the effectiveness of any such amendment. The Trustees shall also cause to be filed in the aforementioned office and in all other offices in which recording of the amendment or instrument in question shall be required from time to time by the laws of the State of South Carolina or by any other applicable laws or in which such recording shall seem desirable to the Trustees, all amendments to this Declaration of Trust and appropriate instruments disclosing changes in the persons who are Trustees of the Trust but such filing shall not be deemed a condition to the effectiveness of, and (except as to the required filing of amendments in the office4 of the Secretary of State of the State of South Carolina) the failure to so file shall not be deemed to invalidate any such amendment or any election or appointment of any person as a Trustee or the resignation or removal of any Trustee.

SECTION 11.2.    Counterparts. This Declaration of Trust and any amendments here of may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such counterpart.

SECTION 11.3.    Conclusive Evidence. Any certificate signed by a person who, according to the records in the office of the Secretary of State of the State of South Carolina or in any recording office wherein instruments affecting local real estate are customarily recorded, appears to be a Trustee hereunder, certifying the number of identity of Trustees, the due authorization of the execution of any instrument or writing, the form of any vote passed at a meeting of Trustees or Shareholders, the fact that the number of Trustees present at any meeting or executing any written instrument satisfied the requirement of this Declaration of Trust, the form of any by-law adopted by or the identity of any officer elected by the Trustees or the existence of non-existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees or any one or more of them, and the successors or assigns of such person.

SECTION 11.4.    Construction of Terms Used. In the construction of this Declaration of Trust, whether or not so expressed, words used in the singular or in the pleural respectively include both the plural and singular, words denoting males include females and words denoting persons include individuals, firms, associations, companies (joint, stock or otherwise), trusts and corporations unless a contrary intention is to be inferred from or required by the subject matter or context. The cover, title, headings of different parts hereof, the table of contents, the index of definitions and the marginal notes, if any, are inserted only for convenience of reference and are not to be taken to be any part hereof or to control or effect the meaning, construction, interpretation or effect hereof.

ARTICLE 12.

DURATION OF TRUST

The Trust shall continue perpetually unless terminated as provided in Article 10 hereof. While business trusts under the Code of Laws of South Carolina are not affected by any rule against perpetuities, if under the laws of any jurisdiction in any state in which the Trust now owns property or shall hereafter acquire property the foregoing provision of the Trust with respect to its duration and continuance is or would be contravention of any law, whether statutory or otherwise, of a kind commonly known or referred to as the “rule against perpetuities”, then, unless this Trust be sooner terminated as provided herein, such property shall not be held by the Trustees beyond the permissive period but shall be disposed of in keeping with the laws of such state in such manner as to satisfy the requirements of such “rule against perpetuities”.

IN WITNESS WHEREOF, John E. Harter, David H. Garrett, Melvin K. Younts, A.I. Smith, Jr., James A. Boling, Walter W. Goldsmith, W.V. Mixon, T.F. Finklea, Frank Munn and Woodrow H. Taylor, being all of the Trustees of Palmetto Real Estate Trust, have each signed and sealed these presents as such Trustees as of 4th day of January, 1971.

(L.S.)	(L.S.)
James A. Boling	John E. Harter

(L.S.)	(L.S.)
Walter W. Goldsmith	David H. Garrett

(L.S.)	(L.S.)
W. V. Mixon	Melvin K. Younts

(L.S.)	(L.S.)
Frank Munn	A. I. Smith, Jr.

(L.S.)	(L.S.)
Woodrow H. Taylor	T. F. Finklea

WITNESSES:

* * * * * * * * *

STATE OF SOUTH CAROLINA   )

)               ss.

COUNTY OF SPARTANBURG    )

Personally appeared before me                                                            and made oath that he saw the within named James A. Boling, Walter W. Goldsmith, W. V. Mixon, Frank Munn, Woodrow H. Taylor, John E. Harter, David H. Garrett, Melvin K. Younts, A. I. Smith, Jr., and T. F. Finklea, sign, seal and as their act and deed deliver the within written instrument, and that he with and as their act and deed deliver the within written instrument, and that he with                                                witnessed the execution thereof.

Witness

SWORN to and subscribed before me

this       day of                 , 2006

(L.S.)
Notary Public for South Carolina

My Commission Expires: